EXHIBIT 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


                                                               47, Avenue Hoche
   TEL (212) 715-9100                                             75008 Paris
   FAX (212) 715-8000                                               France


                                                  August 1, 2003

ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut  06810

                  Re:   Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to ATMI, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 3,500,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the Registrant's 2003 Stock Plan and an amendment to the Registrant's 1998 Employee Stock Purchase Plan (together, the "Plans").

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plans, the Registrant's Certificate of Incorporation, as amended, the Registrant's Bylaws and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

            We have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Registrant.

            Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, upon delivery thereof and payment therefor in accordance with the terms stated in the Plans, will be validly issued, fully paid and non-assessable.

            We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    Kramer Levin Naftalis & Frankel LLP